Exhibit 99.1

Contact:

Patricia Baronowski

Pristine Advisers, LLC

(631) 756-2486

EQUUS ANNOUNCES 2014 YEAR-END NET ASSET VALUE

HOUSTON, TX – April 2, 2015 – Equus Total Return, Inc. (NYSE: EQS) (the “Fund” or “Equus”) reports net assets as of December 31, 2014, of $36.2 million, a decrease of approximately $1.4 million since September 30, 2014. Net assets per share decreased to $2.86 as of December 31, 2014 from $2.97 as of September 30, 2014. Comparative data is summarized below (in thousands, except per share amounts):

As of the Quarter Ended	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Net assets	$36,201	$37,604	$38,041	$32,679	$33,217
Shares outstanding	12,674	12,674	12,674	10,562	10,562
Net assets per share	$2.86	$2.97	$3.00	$3.09	$3.14

In addition to regular operating costs, the following contributed to the Fund’s decrease in net asset value (NAV) during the fourth quarter of 2014:

•	Decrease in Value of MVC Shares. The price of MVC Capital, Inc.’s (“MVC”) common stock declined from $10.76 on September 30, 2014 to $9.83 on December 31, 2014. The Fund received an MVC share dividend during the fourth quarter. Nevertheless, the decline in share price led to a reduction in NAV of $372,746 during the fourth quarter of 2014.

On May 14, 2014, Equus announced that the Fund intended to effect a reorganization pursuant to Section 2(a)(33) of the Investment Company Act of 1940 (the “1940 Act”). As a first step to consummating the reorganization, Equus sold to MVC 2,112,000 newly-issued shares of the Fund’s common stock in exchange for 395,839 shares of MVC common stock (such transaction is hereinafter referred to as the “Share Exchange”). MVC is a business development company traded on the New York Stock Exchange that provides long-term debt and equity investment capital to fund growth, acquisitions and recapitalizations of companies in a variety of industries. The Share Exchange was calculated based on the Fund’s and MVC’s respective net asset value per share. At the time of the Share Exchange, the number of MVC shares received by Equus represented approximately 1.73% of MVC’s total outstanding shares of common stock.

•	Champion Window Settlement. In January 2006, Equus sold its 31.5% ownership interest in Champion Window, Inc. (“Champion”), a portfolio company of the Fund, to Atrium Companies Inc. (“Atrium”) pursuant to a Stock Purchase Agreement (“SPA”) dated December 22, 2005. The SPA contained certain limited rights of indemnification for Atrium in connection with its purchase of such ownership interest.

In 2011, more than five years after the closing of the Fund’s sale of its Champion interest, Atrium filed suit in Texas state court, which was subsequently consolidated into an Arbitration Action, against two former officers of Champion, Equus, and another former Champion shareholder. The suit alleged breaches of fiduciary duty against Champion’s former officers for hiring undocumented workers that were discovered as a result of an investigation by the U.S. Immigration and Customs Enforcement agency (“ICE”) into Atrium’s hiring practices. The suit also sought indemnification under the SPA from Equus and another former Champion shareholder, for a payment of $2.0 million made to ICE in settlement of the investigation, associated legal costs of approximately $2.0 million, and for lost profits as a result of the investigation.

On February 4, 2015, without admitting any liability on the part of Equus, the Fund entered into a settlement agreement with Atrium and its associated companies. In view of the estimated costs of protracted litigation and the associated disruption to the operations of the Fund, Equus paid $500,000, in complete settlement of the lawsuit. The settlement payment was made on February 6, 2015. Atrium filed a motion to dismiss the lawsuit with prejudice on February 4, 2015.

In addition to incurring litigation expenses of $106,217 during the three months ended December 31, 2014 in connection with the Atrium lawsuit, the Fund accrued the $500,000 Atrium settlement at December 31, 2014.

•	Decrease in Value of OPG Notes. Equus received €290,374 [$357,736] in interest and principal redemption payments during the fourth quarter of 2014 in respect of the Fund’s holding of notes of Orco Property Group S.A. (“OPG”). However, the strengthening of the U.S. dollar as well as other factors contributed to a decrease in NAV of $287,552.

Significant events which occurred during 2014 and shortly thereafter included the following:

•	Plan of Reorganization and Share Exchange with MVC Capital. As described above, on May 14, 2014, Equus announced that the Fund intended to effect a reorganization and entered into a Share Exchange with MVC. Pursuant to the terms of a Share Exchange Agreement, dated May 12, 2014, entered into by Equus and MVC, Equus intends to finalize the reorganization by pursuing a merger or consolidation with MVC, a subsidiary of MVC, or one or more of MVC’s portfolio companies (the “Consolidation”). Absent Equus merging or consolidating with/into MVC or a subsidiary thereof, the Fund’s current intention is for Equus to (i) consummate the Consolidation with a portfolio company of MVC, (ii) terminate its election to be classified as a business development company under the 1940 Act, and (iii) be restructured as a publicly-traded operating company focused on the energy and/or financial services sector. The Fund’s original intention was to consummate the Consolidation within one year from the date of its announcement, although actual completion may require additional time.

•	Sale of Holdings in Spectrum and Security Monitor Holdings. On January 6, 2015, the Fund sold its interest in Spectrum Management, L.L.C. (“Spectrum”) in exchange for $3.0 million in cash and a 1-year secured subordinated promissory note in the principal amount of $914,509. The note bears interest at 14% per annum and matures one year from the date of issuance. The Fund made its initial investment into Spectrum in December 1999. The Fund’s interest was purchased by 5TH Element Tracking LLC, a Boston-based technology holding company.

Also on January 6, 2015, the Fund’s debt investment in Security Monitor Holdings, LLC (“SMH”) was repaid, wherein the Fund received $582,833 in cash, which included the original principal amount of the debt and all interest, as accrued. The Fund made its debt investment in SMH in November 2013.

•	Sale/Redemption of OPG Notes. During 2014, Equus sold its remaining 73,666 ordinary shares of OPG for proceeds of €45,650 [$62,595], and also received €290,374 [$357,736] in interest and principal redemption payments in respect of the OPG notes. On February 20, 2015, Equus sold its remaining OPG notes for €846,059 [$953,117] in net cash proceeds.

About Equus

The Fund is a business development company that trades as a closed-end fund on the New York Stock Exchange, under the symbol "EQS". Additional information on the Fund may be obtained from the Fund’s website at www.equuscap.com.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the performance of the Fund, including our ability to achieve our expected financial and business objectives, our ability to execute our reorganization and complete the transactions contemplated thereby, the performance of our new investment in MVC and the other risks and uncertainties described in the Fund’s filings with the SEC. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Except as required by law, the Fund undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Fund or any other person that the events or circumstances described in such statements are material.